Exhibit 99.1

Track Group, Inc. Reports Q3-FY2016 Quarterly Results

SALT LAKE CITY, Aug. 10, 2016 – Track Group, Inc. (OTCQX: TRCK) (“Track Group"), an end-to-end Platform-as-a-Service (PaaS) provider of cloud-based tracking solutions in the global offender management market, today announced results from the third quarter ended June 30, 2016 and year-to-date.

●	Revenue increased 24%
●	Significantly reduced loss from operations by 53% through growing topline revenue and minimizing operating expenses
●	Adjusted EBITDA margin improved to 15%, up from 11.5%
●	Significantly improved cash generated from operations by 337%
●	Sharpens 2016 and 2017 outlook

Third Quarter Highlights

●
Marion County Agreement - On May 5, 2016, Track Group executed an agreement with Marion County Community Corrections, an agency aimed at relieving overcrowding at the state level, as well as enhancing the coordination of local correctional efforts in the largest county in Indiana, to provide electronic monitoring services across the full range of sentences under the agency's oversight.  Under the terms of this agreement, Track Group will monitor more than 2,300 offenders and defendants by providing alcohol monitoring technology and GPS-based solutions, including the Company's newest tracking device, SHADOW™, which is the smallest, lightest and most precise 3G unit of its kind. This agreement, lasting eighteen months, is expected to contribute more than $4 million in revenue.

Financial Highlights

●
Revenue increased 24% - Revenue from operations increased 24 percent in the third quarter of fiscal 2016, when compared to the same period in 2015.  The increase in revenue is attributed to the expansion and growth of offender monitoring in Chile and in Track Group’s North American monitoring operations in Indiana and Virginia, as well as increased consumer demand for the Company’s analytics service offerings.

●	Gross profit margin remained at 62% - Gross profit margin for the quarter ended June 30, 2016 remained at 62 percent of net revenue compared to the same quarter in 2015.

●
Operating expense decreased 8.5% - The 8.5 percent decrease in operating expense in the third quarter of fiscal year 2016 from the same period in 2015 was largely the result of decreases in general, administrative and marketing expenses, offset by increases in research and development expense.

●
Loss from operations decreased 53% - Loss from operations for the quarter ended June 30, 2016 was $1.16 million compared to a loss of $2.48 million in the same period in 2015, a decrease of 53 percent.  Increases in topline revenue, and decreases in general and administrative expenses and selling and marketing expenses contributed to the decrease in loss from operations.

●
Net loss of $1.8M – Track Group had a net loss for the quarter ended June 30, 2016 of $1.8 million compared to a net loss of $2.9 million during the same quarter last year, a decrease of $1.1 million. The decrease in net loss is largely due to increased total revenues, decreased general and administrative expense, and decreased sales and marketing expense in the quarter ended June 30, 2016, when compared to the same quarter in 2015.

●
Cash from operations improved 337% - Net cash provided by operations improved 337 percent from a loss of $0.83 million in the nine months ended June 30, 2015 to $1.96 million in the same period in 2016.  Total cash improved from a burn of $6.58 million in the nine months ended June 30, 2015 to a burn of $2.90 million in the same period in 2016.

●
Adjusted EBITDA increased to $1.02M – Adjusted EBITDA for the third quarter of 2016 increased to $1.02 million, or 15.0 percent of revenue, from $0.63 million, or 11.5 percent of revenue compared to the same period in 2015.

Guy Dubois, Chairman of Track Group, stated, “We now have reported our 5th consecutive quarter of positive Adjusted EBITDA and expect our FY 2016 organic revenue to grow by well over 30% versus last year. 2016 is a key inflection year for Track Group that will fuel momentum and position the company for continuous profitable growth.”

John Merrill, Chief Financial Officer of Track Group, added, “Demonstrated by our growth in revenue this quarter from last quarter, or even the same period last year, Track Group’s platform-as-a-service continues to grow in our targeted markets.  Our global growth strategy is to continue expanding on a subscription basis that empowers our end-consumers with a single-sourced, real-time, end-to-end offender management solution at a flexible price.”

Company Outlook

	Actual				Adjusted Outlook
	Q3-FY16	Q3-FY15	YTD-FY16	YTD-FY15	FY 2016	FY 2017

Revenue:	$6.75M	$5.44M	$19.66M	$14.88M	$27.5-28.5M	$40-43M

Adj. EBITDA Margin:	15.0%	11.5%	9.8%	-1.4%	14-16%	21-26%

Non-GAAP Financial Measures
This press release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2016, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-Q and other reports, including the risk factors contained in the Company’s annual report on Form 10-K for the year ended September 30, 2015.

About Track Group, Inc.
Track Group is a global leader in providing end-to-end Platform-as-a-Service (PaaS) solutions that combine real-time tracking devices and professional monitoring services with advanced predictive behavioral data analytics for the global offender management market which includes corrections, military and law enforcement. Track Group’s hardware-agnostic data analytics platform and software applications empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.  For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Track Group & its subsidiaries are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group’s current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Track Group’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contacts
John Merrill
Chief Financial Officer
John.merrill@trackgrp.com
(866) 451-6141

Tirth Patel
Edison Advisors (investors)
tpatel@edisongroup.com
(646) 653-7035

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
Assets	2016	2015
Current assets:	(Unaudited)
Cash	$2,007,852	$4,903,045
Accounts receivable, net of allowance for doubtful accounts of $4,997,938 and $4,156,963, respectively	6,719,803	6,044,931
Note receivable, current portion	334,733	306,434
Prepaid expenses and other	548,151	1,266,277
Inventory, net of reserves of $98,150 and $225,900, respectively	580,269	741,514
Total current assets	10,190,808	13,262,201
Property and equipment, net of accumulated depreciation of $3,200,720 and $2,822,166, respectively	1,284,295	1,697,630
Monitoring equipment, net of accumulated amortization of $3,002,672 and $2,225,480, respectively	3,876,268	2,784,595
Intangible assets, net of accumulated amortization of $7,563,174 and $5,628,308, respectively	25,678,740	25,884,087
Other assets	2,741,780	2,619,035
Goodwill	7,875,146	7,782,903
Total assets	$51,647,037	$54,030,451

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,567,581	2,363,441
Accrued liabilities	3,928,693	2,705,403
Current portion of long-term debt, net of discount of $0 and $222,973, respectively	69,494	796,225
Total current liabilities	6,565,768	5,865,069
Stock payable - related party	3,439,978	3,501,410
Long-term debt, net of current portion and discount of $464,527 and $408,784, respectively	31,485,159	30,189,188
Other long-term liabilities	-	106,671
Total liabilities	41,490,905	39,662,338

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 10,305,211 and 10,261,288, outstanding, respectively	1,031	1,026
Additional paid-in capital	298,520,891	297,591,034
Accumulated deficit	(286,677,661)	(280,845,882)
Accumulated other comprehensive income	(1,688,129)	(2,378,065)
Total equity	10,156,132	14,368,113
Total liabilities and stockholders’ equity	$51,647,037	$54,030,451

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenues:
Products	$62,125	$210,332	$316,737	$487,482
Monitoring, analytics & other related services	6,692,286	5,231,337	19,347,317	14,390,923
Total revenues	6,754,411	5,441,669	19,664,054	14,878,405

Cost of revenues:
Products	101,228	76,220	249,925	152,497
Monitoring, analytics & other related services	1,907,493	1,427,572	5,531,692	4,622,460
Depreciation & amortization included in cost of revenues	488,655	481,298	1,498,407	1,144,407
Impairment of monitoring equipment and parts (Note 4)	60,000	85,221	180,000	225,522
Total cost of revenues	2,557,376	2,070,311	7,460,024	6,144,886

Gross profit	4,197,035	3,371,358	12,204,030	8,733,519

Operating expenses:
General & administrative	3,612,957	3,983,988	10,448,942	10,122,719
Selling & marketing	470,829	616,395	1,684,130	1,587,802
Research & development	651,952	425,173	1,811,697	1,235,049
Depreciation & amortization	621,311	827,672	2,055,915	2,132,039
Total operating expenses	5,357,049	5,853,228	16,000,684	15,077,609

Loss from operations	(1,160,014)	(2,481,870)	(3,796,654)	(6,344,090)

Other income (expense):
Interest expense, net	(683,482)	(566,992)	(2,009,399)	(1,872,844)
Currency exchange rate gain (loss)	18,438	(145,476)	(66,119)	(519,478)
Disgorgement funds received (Note 18)	-	215,286	-	4,915,286
Other income, net	41,112	72,642	40,393	84,248
Net loss attributable to common shareholders	(1,783,946)	(2,906,410)	(5,831,779)	(3,736,878)
Foreign currency translation adjustments	(280,319)	(449,377)	689,936	(355,397)
Comprehensive loss	$(2,064,265)	$(3,355,787)	$(5,141,843)	$(4,092,275)
Basic loss per common share	$(0.17)	$(0.29)	$(0.57)	$(0.37)
Diluted loss per common share	$(0.17)	$(0.29)	$(0.57)	$(0.37)
Weighted average common shares outstanding, basic	10,302,000	10,149,000	10,278,000	10,149,000
Weighted average common shares outstanding, diluted	10,302,000	10,149,000	10,278,000	10,149,000

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(5,831,779)	$(3,736,878)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,554,322	3,488,398
Impairment of monitoring equipment and parts	180,000	225,522
Amortization of debt discount	167,230	286,751
Loss on disposal of monitoring equipment included on cost of sales	67,097	184,556
Bad debt expense	844,968	347,488
Common stock issued for services	60,001	217,085
Stock based compensation	539,275	-
Vesting and re-pricing of stock options	437,197	341,905
Loss on disposal of property and equipment	27,419	(334,981)
Change in assets and liabilities:
Accounts receivable, net	(1,430,852)	(2,857,986)
Notes receivable	(28,299)	(23,755)
Inventories	161,159	(746,822)
Prepaid expenses and other assets	581,451	(686,759)
Accounts payable	145,774	1,419,089
Accrued expenses	2,489,900	1,054,190
Deferred revenue	-	(6,881)
Net cash provided by (used in) operating activities	1,964,863	(829,078)

Cash flow from investing activities:
Purchase of property and equipment	(58,271)	(482,343)
Capitalized software	(1,518,800)	-
Purchase of monitoring equipment and parts	(2,315,140)	(1,625,853)
Leasehold improvements		(28,662)
Payment related to acquisition	-	(1,782,849)
Net cash used in investing activities	(3,892,211)	(3,919,707)

Cash flow from financing activities:
Principal payments on notes payable	(1,003,976)	(1,768,282)
Repurchase of Series D Convertible Preferred Stock and warrants	-	(10,500)
Net cash used in financing activities	(1,003,976)	(1,778,782)

Effect of exchange rate changes on cash	36,131	(50,787)

Net decrease in cash	(2,895,193)	(6,578,354)
Cash, beginning of period	4,903,045	11,101,822
Cash, end of period	$2,007,852	$4,523,468

	2016	2015
Cash paid for interest	$50,614	$933,808

Supplemental schedule of non-cash investing and financing activities:
Issuance of common stock and warrants for accrued Board of Director fees	133,135	270,016
Payment of interest from increase in interest bearing debt	1,399,644	-
Common stock issuance for the acquisition of a subsidiary and milestone achievements	61,432	912,404

TRACK GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
FOR THE THREE AND NINE MONTHS ENDED, JUNE 30, 2016 AND 2015

	June 30	June 30	YTD	YTD
Non-GAAP Adjusted EBITDA (In $000's USD)	2016	2015	FY16	FY15
Net loss attributable to common shareholders	$(1,784)	$(2,906)	$(5,832)	$(3,734)
Interest expense, net	684	727	2,010	2,045
Income taxes (5)	15	10	28	20
Depreciation, amortization, and impairment	1,176	1,220	3,801	3,345
Stock based compensation	655	586	1,284	1,187
M&A costs (1)	-	-	-	434
Other non-cash charges (2)	158	-	530	122
Non-recurring one-time charges (3)	111	989	110	1,077
Non-recurring one-time (benefits) (4)	-	-	-	(4,700)
Non GAAP Adjusted EBITDA	$1,015	$626	$1,931	$(204)
Non GAAP Adjusted EBITDA, percent of revenue	15.0%	11.5%	9.8%	-1.4%

	June 30	June 30	YTD	YTD
Non-GAAP EPS (In $000's, except per share)	2016	2015	FY16	FY15
Net loss attributable to common shareholders	$(1,784)	$(2,906)	$(5,832)	$(3,734)
Interest expense, net	684	727	2,010	2,045
Income taxes (5)	15	10	28	20
Depreciation, amortization, and impairment	1,176	1,220	3,801	3,345
Stock based compensation	655	586	1,284	1,187
M&A costs (1)	-	-	-	434
Other non-cash charges (2)	158	-	530	122
Non-recurring one-time charges (3)	111	989	110	1,077
Non-recurring one-time (benefits) (4)	-	-	-	(4,700)
Non-GAAP net income to common shareholders	$1,015	$626	$1,931	$(204)
Weighted average common shares outstanding	10,302	10,149	10,278	10,149
Non-GAAP earnings (loss) per share	$0.10	$0.06	$0.19	$(0.02)

(1)
The Company completed two acquisitions in 2014 and one in 2015. M&A costs in prior periods include severance, settlement costs, travel, advisory and legal fees that were not included in the purchase price allocation. Those costs were expensed in accordance with U.S. GAAP.

(2)	Other non-cash charges may include reserves for inventory obsolescence, gains or losses, non-cash currency impacts, and reserves associated with a 2013 contract with Mexico.

(3)
Non-recurring one-time charges include but are not limited to: the pro-forma effect of EBITDA of acquired companies, settlement costs associated with a prior period lawsuit, integration and impairment of certain acquisition assets and consolidation of facilities.

(4)	Non-recurring one-time benefits include disgorgement funds received by a shareholder net of related costs.

(5)	Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.